UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: August 1, 2008

333-64122
(Commission file number)

 Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
(Address of principal executive offices)

(281) 453-2888
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On August 1, 2008, the US District Court for the Southern District of Texas (the “Court”) issued various orders and rulings in connection with the pending litigation between Quicksilver Resources, Inc. (“Quicksilver”) and Eagle Domestic Drilling Operations, LLC (“Eagle”), a wholly owned subsidiary of Blast Energy Services, Inc. (“Blast”), and a separate company, Eagle Drilling, LLC (“Eagle Drilling”).

The Court:

•
approved Eagle’s motion for summary judgment on the issue of whether the three International Association of Drilling Contactors (“IADC”) drilling contracts, which are subject to the litigation, were property assigned by Eagle Drilling finding that the contracts were properly assigned by Eagle Drilling to Eagle;

•	denied Quicksilver’s motion for summary judgment contending that the substitution by Eagle of a Chinese manufactured derrick constituted a material breach of the IADC contract; and

•	denied Eagle Drilling’s motion to transfer venue of the trial from the Southern District of Texas to the Western District of Oklahoma.

Additionally, on August 4, 2008, the Court approved an order granting a ninety (90) day continuance of the trial due to the illness of Quicksilver’s attorney and setting a new trial date for December 15, 2008.

Meanwhile, Reliance Oil and Gas has informed Blast that they are now expecting to deploy Blast’s AFJ rig #1 around mid-August to the Abilene location to begin conducting well stimulation services on the five well program.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blast Energy Services, Inc.

	By:	/s/ John MacDonald, CFO
John MacDonald
Chief Financial Officer
Principal Accounting Officer

Date: August 6, 2008